EXHIBIT 23
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                  [LETTERHEAD OF COBITZ, VANDENBERG & FENNESSY]









                          INDEPENDENT AUDITOR'S CONSENT



         We hereby consent to the incorporation by reference and use of our report, dated January 16, 2004 on the consolidated financial statements of AMB Financial Corp. which appears in AMB Financial Corp.'s Annual Report of Shareholders and Form 10-KSB for the year ended December 31, 2003.


/s/ Cobitz, VandenBerg & Fennessy
Cobitz, VandenBerg & Fennessy

March 24, 2004
Palos Hills, Illinois